Exhibit 99.1

Contact:	Wendi Kopsick Jim Fingeroth Kekst and Company (212) 521-4800

   FOR IMMEDIATE RELEASE

FOOTSTAR WILL DELAY FILING QUARTERLY REPORT

WEST NYACK, NEW YORK, May 9, 2003—Footstar, Inc. (NYSE: FTS) today said that, based on the ongoing review of its financial statements by its external auditors, KPMG LLP, the Company will not file its Quarterly Report on Form 10-Q on May 13, 2003, when it is otherwise due.

As announced on April 30, 2003, the Company has been working with KPMG to complete the audit process following the discovery last November of accounting discrepancies, which will require a restatement of the Company’s financial results for the first half of 2002 and prior periods. After KPMG completes its review, the Company expects to release the results of the restatement, its audited financial results for fiscal 2002, and its results for the first quarter of fiscal 2003.

The Company’s lenders, led by Fleet National Bank, have waived their requirements for financial statements at this time.

Footstar, Inc. is a leading footwear retailer. The Company offers a broad assortment of branded athletic footwear and apparel through its two athletic concepts, Footaction and Just For Feet and their websites, www.footaction.com and www.justforfeet.com, and discount and family footwear through licensed footwear departments operated by Meldisco. The Company also distributes its own Thom McAn brand of quality leather footwear through Kmart, Wal-Mart and Shoe Zone stores.

FORWARD-LOOKING STATEMENT AND DISCUSSION OF BUSINESS RISKS: The foregoing discussion contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934 and is based on current expectations, assumptions, estimates and projections. Forward-looking statements can be identified by such forward-looking terminology as “currently expects”, “anticipates”, “will,” and similar statements or variations of such terms. The footwear and apparel business is highly competitive and such forward-looking statements involve significant material known and unknown risks and uncertainties which can cause actual results to differ materially from such forward-looking statements, including the impact on the Company’s business of the bankruptcy proceeding of Kmart Corporation (at which the Company currently has approximately 1,500 licensed footwear departments) and Kmart’s ability to successfully reorganize the chain. Certain other risks and uncertainties include, but are not limited to the results of the investigation into restatement matters, including the causes and magnitude of the discrepancies in its accounts payable balance and other accounting and auditing matters; the results of KPMG’s review, including its analysis and assessment of the Company’s response to the audit process; the outcome of legal proceedings or any SEC investigation relating to the Company; any adverse response of any of the Company’s vendors, customers, lenders, media and others relating to the Company’s financial statements and accounting processes, policies and procedures; integration of business units; global liquidity; global concerns; consumer demand for the Company’s products; unseasonable weather; consumer acceptance of the Company’s merchandise mix and retail locations; product availability; the effect of competitive products and pricing, strikes, the ability to obtain retail locations; and existing retail economic conditions including the impact on consumer spending and consumer confidence from a slowing economy and a highly promotional retail environment. Other important risk factors that can cause actual results to differ materially from such forward-looking statements are also included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as in other periodic reports filed by the Company with the Securities and Exchange Commission. You are urged to consider all such factors. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved or that current trends are an indication of future results. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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